UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 18, 2019
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant’s telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	NYSE
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, in September 2015, a wildfire (the “2015 Butte fire”) ignited and spread in Amador and Calaveras Counties in Northern California. Beginning on October 8, 2017, multiple wildfires spread through Northern California, including Napa, Sonoma, Butte, Humboldt, Mendocino, Lake, Nevada, and Yuba Counties, as well as in the area surrounding Yuba City (the “2017 Northern California wildfires”). On November 8, 2018, a wildfire began near the city of Paradise, Butte County, California (the “2018 Camp fire”). The 2015 Butte fire, the 2017 Northern California wildfires and the 2018 Camp fire are collectively referred to herein as the “Wildfires.”

Also as previously disclosed, on January 29, 2019, PG&E Corporation and its subsidiary, Pacific Gas and Electric Company (the “Utility,” and together with PG&E Corporation, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code in the U.S. Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”).  The Debtors’ Chapter 11 cases are being jointly administered under the caption In re: PG&E Corporation and Pacific Gas and Electric Company, Case No. 19-30088 (DM) (the “Chapter 11 Cases”).

On June 18, 2019, the Debtors entered into PSAs (as defined below) with certain local public entities providing for an aggregate of $1.0 billion to be paid by the Debtors to such public entities pursuant to the Debtors’ Chapter 11 plan of reorganization (the “Debtor Plan”) in order to settle such public entities’ claims against the Debtors relating to the Wildfires (collectively, “Wildfire Claims”), upon the terms and conditions set forth therein.  The Debtor Plan currently is under development and has not yet been filed with the Bankruptcy Court.  The Debtors have entered into a Plan Support Agreement as to Plan Treatment of Public Entities’ Wildfire Claims (each, a “PSA”) with each of the following public entities or group of public entities, as applicable:  (i) the City of Clearlake, the City of Napa, the City of Santa Rosa, the County of Lake, the Lake County Sanitation District, the County of Mendocino, Napa County, the County of Nevada, the County of Sonoma, the Sonoma County Agricultural Preservation and Open Space District, the Sonoma County Community Development Commission, the Sonoma County Water Agency, the Sonoma Valley County Sanitation District and the County of Yuba (collectively, the “2017 Northern California Wildfire Public Entities”); (ii) the Town of Paradise; (iii) the County of Butte; (iv) the Paradise Recreation & Park District; (v) the County of Yuba; and (vi) the Calaveras County Water District.  For purposes of each PSA, the government entities that are party to such PSA are referred to herein as “Supporting Public Entities.”

Each PSA provides that the Debtor Plan will include, among other things, the following elements:  (a) following the effective date of the Debtor Plan, the Debtors will remit a Settlement Amount (as defined below) in the amount set forth below to the applicable Supporting Public Entities in full and final satisfaction and discharge of their Wildfire Claims, and (b) subject to the Supporting Public Entities voting affirmatively to accept the Debtor Plan, following the effective date of the Debtor Plan, the Debtors will create and promptly fund $10.0 million to a segregated fund to be used by the Supporting Public Entities collectively in connection with the defense or resolution of claims against the Supporting Public Entities by third parties relating to the Wildfires (“Third Party Claims”).  The “Settlement Amount” set forth in each PSA is as follows:  (i) for the 2017 Northern California Wildfire Public Entities, $415.0 million (which amount will be allocated among such entities), (ii) for the Town of Paradise, $270.0 million, (iii) for the County of Butte, $252.0 million, (iv) for the Paradise Recreation & Park District, $47.5 million, (v) for the County of Yuba, $12.5 million, and (vi) for the Calaveras County Water District, $3.0 million.

Each PSA provides that, subject to certain terms and conditions, the Supporting Public Entities will support the Debtor Plan with respect to its treatment of their respective Wildfire Claims, including by voting to accept the Debtor Plan in the Chapter 11 Cases.

Each PSA may be terminated by the applicable Supporting Public Entities under certain circumstances, including (i) if the Federal Office of Emergency Management or the California Office of Emergency Services fails to agree that no reimbursement is required from the Supporting Public Entities on account of assistance rendered by either agency in connection with the Wildfires, and (ii) by any individual Supporting Public Entity, if a material amount of Third Party Claims is filed against such Supporting Public Entity and such Third Party Claims are not released pursuant to the Debtor Plan.  Each PSA may be terminated by the Debtors under certain circumstances, including if (i) the Debtors do not obtain the consent, or the waiver of the lack of consent as a defense, of the Debtors’ insurance carriers for the policy years 2017 and 2018, (ii) the Board of Directors of either Debtor determines in good faith that continued performance under the PSA would be inconsistent with the exercise of its fiduciary duties, and (iii) any Supporting Public Entity terminates a PSA, in which case the Debtors may terminate any other PSA.

The description of the PSAs contained herein is qualified in its entirety by reference to the full text of each PSA, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6 and are incorporated by reference herein.

The PSAs only address the Wildfire Claims of the Supporting Public Entities and only to the extent set forth therein.  As described in the Debtors’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, the Debtors are subject to a substantial number of claims from other claimants, including individuals, insurance carriers and other government entities.  In addition, there can be no assurance that the Debtors will successfully develop, consummate or implement the Debtor Plan which will ultimately require Bankruptcy Court, creditor and regulatory approval.

At March 31, 2019, the Debtors’ consolidated balance sheet reflected liabilities of $14 billion related to third-party claims in connection with the 2018 Camp fire and the 2017 Northern California wildfires and liabilities of $212 million related to third-party claims in respect of the 2015 Butte fire.  The Utility is actively engaged in settlement discussions with various claimholders related to the Wildfires.  As more information about the potential liabilities in connection with the Wildfires becomes known, management estimates and assumptions regarding the financial impact of the Wildfires may result in material increases to the loss accrued. The financial statements of PG&E Corporation and the Utility for the quarterly period ending June 30, 2019 have not yet been prepared. In connection with such preparation process, the Debtors will take into account the PSAs and all relevant information with respect to management estimates and assumptions regarding the financial impact of the Wildfires and the amount of the associated loss accrual.

Item 7.01 Regulation FD Disclosure

On June 19, 2019, the Utility issued a news release announcing, among other things, the entry into the PSAs.  A copy of this news release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information being furnished in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1
Plan Support Agreement as to Plan Treatment of Public Entities’ Wildfire Claims dated as of June 18, 2019, by and among PG&E Corporation, Pacific Gas and Electric Company, the City of Clearlake, the City of Napa, the City of Santa Rosa, the County of Lake, the Lake County Sanitation District, the County of Mendocino, Napa County, the County of Nevada, the County of Sonoma, the Sonoma County Agricultural Preservation and Open Space District, the Sonoma County Community Development Commission, the Sonoma County Water Agency, the Sonoma Valley County Sanitation District and the County of Yuba.

Exhibit 10.2	Plan Support Agreement as to Plan Treatment of Public Entity’s Wildfire Claims dated as of June 18, 2019, by and among PG&E Corporation, Pacific Gas and Electric Company and the Town of Paradise.
Exhibit 10.3	Plan Support Agreement as to Plan Treatment of Public Entity’s Wildfire Claims dated as of June 18, 2019, by and among PG&E Corporation, Pacific Gas and Electric Company and the County of Butte.
Exhibit 10.4
Plan Support Agreement as to Plan Treatment of Public Entity’s Wildfire Claims dated as of June 18, 2019, by and among PG&E Corporation, Pacific Gas and Electric Company and the Paradise Recreation & Park District.

Exhibit 10.5	Plan Support Agreement as to Plan Treatment of Public Entity’s Wildfire Claims dated as of June 18, 2019, by and among PG&E Corporation, Pacific Gas and Electric Company and the County of Yuba.
Exhibit 10.6
Plan Support Agreement as to Plan Treatment of Public Entity’s Wildfire Claims dated as of June 18, 2019, by and among PG&E Corporation, Pacific Gas and Electric Company and the Calaveras County Water District.

The following Exhibit is being furnished, and is deemed not to be filed:

Exhibit 99.1	News release issued by Pacific Gas and Electric Company on June 19, 2019.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility.  These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties.  In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include the factors disclosed in PG&E Corporation and the Utility’s Annual Report on Form 10-K for the year ended December 31, 2018, their most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, and their subsequent reports filed with the Securities and Exchange Commission.  Additional factors include, but are not limited to, those associated with PG&E Corporation’s and the Utility’s Chapter 11 Cases.  PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Dated: June 19, 2019	By:	/s/ Linda Y. H. Cheng
Name: LINDA Y.H. CHENG
Title: Vice President, Corporate Governance and Corporate
Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: June 19, 2019	By:	/s/ David S. Thomason
Name: DAVID S. THOMASON
Title: Vice President, Chief Financial Officer and Controller